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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Textron Financial Corporation for the registration of debt securities and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of Textron Financial Corporation included in its Form 10, filed with the Securities and Exchange Commission on October 6, 1999.





                                                 /s/ Ernst & Young LLP


Boston, Massachusetts
October 5, 1999